Contents

Report of Independent Registered Public Accounting Firm	1

Financial Statements
Statement of assets to be acquired and liabilities to be assumed	2
Statement of revenues and direct operating expenses	3
Notes to financial statements	4-8

McGladrey & Pullen
Certified Public Accountants

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Integrated Alarm Services Group, Inc.
and
Management of
National Alarm Computer Center Business Unit
Irvine, California

We have audited the accompanying special-purpose statement of assets to be acquired and liabilities to be assumed of the National Alarm Computer Center Business Unit (“NACC”), which are indirectly owned by Tyco International, LTD., as of September 24, 2004, and the related special-purpose statement of revenues and direct operating expenses for the year then ended. These financial statements are the responsibility of NACC’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, these special-purpose financial statements are prepared to reflect the assets to be acquired and liabilities to be assumed by Integrated Alarm Services Group, Inc. in its acquisition of NACC, as well as NACC’s revenues and direct operating expenses. The special-purpose financial statements are not intended to be a complete presentation of NACC’s assets and liabilities or results of its operations and, accordingly, these special-purpose financial statements are not intended to be a presentation in accordance with U.S. generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired and the liabilities to be assumed of NACC as of September 24, 2004, and the results of its revenues and direct operating expenses for the year then ended, on the basis of accounting described in Note 1.

/s/ McGladrey & Pullen, LLP
Irvine, California
February 11, 2005

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Statement of Assets to be Acquired and Liabilities to be Assumed
September 24, 2004

Assets to be Acquired

Accounts Receivable, net of allowance for doubtful accounts of $705,000	$1,546,000
Notes Receivable, net of loan fees and origination costs of $385,000 (Note 3)	10,211,000
Subordinated Loan Participation (Note 4)	17,416,000
Equipment and Leasehold Improvements, net (Note 2)	3,659,000
Purchased Customer Contracts, net of accumulated amortization of $2,812,000	7,234,000
Total assets to be acquired	$40,066,000

Liabilities to be Assumed

Accounts Payable	$844,000
Accrued Expenses	1,016,000
Deferred Revenue	770,000
Total Liabilities to be assumed	$2,630,000

See Notes to Financial Statements.

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Statement of Revenues and Direct Operating Expenses
Year Ended September 24, 2004

Revenues:
Monitoring service revenue	$15,930,000
Financial service interest and fees	3,065,000
Total revenues	18,995,000

Direct operating expenses:
Selling, general and administrative	13,258,000
Depreciation and amortization	1,356,000
Total operating expenses	14,614,000
Excess of revenues over direct operating expenses	$4,381,000

See Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The National Alarm Computer Center Business Unit (“NACC”) provides wholesale monitoring services to more than 600 alarm and security system dealers throughout the United States of America. NACC also provides such services for its own accounts that it acquires from time to time from dealers who are exiting the business or need to raise capital. NACC provides loans to dealers evidenced by notes receivable and has a subordinated participation interest in a third party’s dealer financing program (see Notes 3 and 4). NACC also grants normal trade credit to its own accounts and to dealers without requiring collateral or other security.

On November 19, 2004, Integrated Alarm Services Group, Inc. (“IASG”) purchased substantially all of the assets and assumed certain liabilities of NACC. The assets to be acquired include trade accounts receivable, notes receivables, subordinated loan participation, equipment and leasehold improvements, purchased customer contracts and an electronic security alarm monitoring center. Liabilities to be assumed include accounts payable, accrued expenses and deferred revenue. The purchase price for this transaction was approximately $50 million.

A summary of significant accounting policies is as follows:

Basis of presentation: NACC is comprised of substantially all of the assets and liabilities of National Alarm Computer Center, Inc., an indirect wholly owned subsidiary of Tyco International, LTD. or its affiliates (“Tyco”), and certain assets of Tyco. The accompanying statements of assets to be acquired and liabilities to be assumed as of September 24, 2004 and revenues and direct operating expenses for the 53 weeks ended September 24, 2004 have been prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission. These financial statements may not be indicative of the future financial condition or results of operations of this business due to the anticipated changes in the business subsequent to the acquisition and the omission of various indirect operating expenses.

Statement of cash flows information is not presented because primarily all financing and investing activities are performed by Tyco or the seller.

The statement of assets to be acquired and liabilities to be assumed includes the historical amounts of the net tangible and intangible assets of NACC to be acquired by IASG in its acquisition of NACC, presented in accordance with accounting principles generally accepted in the United States applicable to NACC. IASG assumed the operations of NACC subsequent to the sale. The estimated fair value of the net assets to be assigned in the allocation of the purchase price by IASG may differ significantly from the reported values. The carrying amount of the assets and liabilities in the accompanying financial statements do not reflect any adjustments as a result of the acquisition by IASG.

The statement of revenues and direct operating expenses includes revenues and operating expenses directly related to NACC. Tyco historically has provided certain senior management, financing and treasury functions to NACC. IASG anticipates its existing corporate staff will provide these senior management, financing and treasury functions on a prospective basis. The indirect expenses for functions performed by Tyco, consisting of certain general and administrative expenses, management fees and interest expense, have historically been allocated to NACC by Tyco and have been excluded from the accompanying financial statements. Tyco provides certain accounting, payroll, personnel, legal and risk management functions for NACC that it bills NACC on a monthly basis. NACC’s business risks are insured under Tyco’s insurance plans and NACC’s employees participate in Tyco’s employee benefit plans. NACC is charged separately at Tyco’s cost for payroll, payroll taxes and employee benefits. The amounts charged by Tyco were approximately $6.8 million for payroll, $2.0 million for payroll-related costs and benefits, and $614,000 for corporate charges, and are reflected in direct operating expenses.

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

NACC is a member of a group that files consolidated income tax returns for federal and certain state jurisdictions and does not file a separate federal or state income tax return. Because the tax bases of the assets and liabilities to be acquired by IASG will differ from those of Tyco and the results of operations do not include an allocation of Tyco indirect costs, no provision for income taxes has been reflected in the accompanying statement of revenues and direct operating expenses.

Tyco has historically granted options to purchase Tyco common stock to certain NACC employees with an exercise price equal to or greater than the market price at the date of the grant. Because Tyco and NACC have elected to continue to account for stock based compensation using the intrinsic value method as allowed under the requirements of Accounting Principles Board (APB) Opinion No. 25, no stock based compensation has been reflected in the accompanying statement of revenues and direct operating expenses.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant estimates in these financial statements include, among other items, allowances for doubtful accounts receivable, estimates of future cash flows associated with purchased customer contract assets, and the recoverability and useful lives for depreciable and amortizable assets. Actual results could differ from these estimates.

Accounts receivable: NACC bills customers in advance for monitoring services and other services. Customers are billed monthly, bimonthly, quarterly, semiannually or annually. Revenue billed in advance is deferred and recognized in the period the services are performed. An allowance for doubtful accounts is provided based on management’s estimate of uncollectible accounts, which considers historical collection experience, customer-specific information and other factors. This estimate is subject to revision as additional information emerges; adjustments of the allowance are recognized in the period in which the need for a change of estimate becomes known. A trade receivable is considered to be delinquent if the balance is in excess of 30 days.

Notes receivable: Notes receivable are stated at the amount of unpaid principal, adjusted for loan fees and origination costs. Unearned loan fees and origination costs are amortized by the interest method, generally over the term of the note, and reported as an adjustment to financial service interest and fees.

Equipment and leasehold improvements: Equipment and leasehold improvements are recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. When assets are retired or sold, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in operations. The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

Monitoring and office equipment	3 to 10 years
Leasehold improvements	Lesser of life of lease or useful life of asset
Owned security systems	10 years

Purchased customer contracts: NACC’s intangible assets are subject to amortization and consist of acquired customer and dealer contracts valued at estimated fair value at the date of acquisition of NACC by Tyco, or at cost if subsequently acquired. Purchased customer contracts are amortized on a straight-line basis over 10 years.

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Notes to Financial Statements

Note 1. Nature of Business and Significant Accounting Policies, Continued

Aggregate amortization expense for the purchased customer contracts during 2004 was $884,000. Estimated amortization expense for each of the next five years is approximately $1.0 million per year.

Equipment and leasehold improvements: Equipment and leasehold improvements and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the statement of assets to be acquired and liabilities to be assumed.

Accounts payable: NACC bills and collects accounts securing its notes receivable (see Note 3). Amounts not required to service the notes are accrued and remitted to the dealers. Amounts owed to dealers totaled $423,000 at September 24, 2004 and are included in accounts payable.

Revenue recognition: Monitoring and other service revenue is recognized during the period the service is performed. Interest is recognized during the period earned.

Advertising: Advertising costs are expensed when incurred and are included in selling, general and administrative expenses. Advertising costs for 2004 totaled $144,000.

Concentrations: Wholesale customers account for approximately 65% of total monitoring service revenue. The 20 largest wholesale customers provided 48% of wholesale revenues during 2004, with the largest customer providing 26% of monitoring revenue and 3.1% of net accounts receivable as of September 24, 2004.

Note 2. Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following at September 24, 2004:

Monitoring and office equipment	$2,506,000
Leasehold improvements	112,000
Owned security systems	2,195,000
4,813,000
Less accumulated depreciation	1,154,000
Total property and equipment, net	$3,659,000

Depreciation expense during 2004 was $472,000.

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Notes to Financial Statements

Note 3. Notes Receivable

NACC extends credit to certain of its dealers under revolving line-of-credit agreements of up to 36 months. The advances are secured by new customer contracts with a satisfactory credit rating and personally guaranteed by members of the dealers’ organization. The contracts must be submitted for funding within five days of installation of the customer’s alarm equipment and be communicating satisfactorily with NACC’s alarm monitoring facility. To be eligible for funding the contract must be written on NACC’s form for an initial term of three years and automatically renew for subsequent annual terms unless canceled by the customer. Amounts not required to service the notes are accrued and remitted to the dealers. NACC bills and collects the pledged customer contracts. Dealers pay a commitment fee of up to 1.5% for the credit facility and interest at the prime rate (as defined), plus 2.0% to 5.0% on advances made.

During the revolving loan period, which primarily ranges from 12 to 36 months, NACC collects interest only. At the end of this period, the loan converts to a 42- to 60-month term loan with monthly principal and interest payments. Any default on the loan is subject to acceleration of both principal and interest. At September 24, 2004, no loans receivable were considered impaired. NACC has revolving loan commitments outstanding as of September 24, 2004 of approximately $23.0 million of which approximately $9.4 million is outstanding. It has term loans outstanding of $1.7 million as of September 24, 2004.

Note 4. Subordinated Loan Participation

Tyco holds a 20% participation in a loan commitment made by a lending institution to one of NACC’s dealers. Although the 20% participation has not been legally assigned to NACC, the economic interest has been included in the statement of assets acquired and liabilities to be assumed and statement of revenues and direct operating expenses, as it is included in the NACC assets acquired by IASG. The participation agreement requires the primary lender’s approval (which cannot be unreasonably withheld) to assign the agreement to an affiliate or other third party. NACC performs all monitoring and due diligence services required under the agreement related to the monitoring contracts, which collateralize the loan. Tyco passes the service revenue fees and interest it receives to NACC, which in 2004 amounted to $2,081,000.

The maximum loan under the agreement is $91 million, with the first $52 million bearing interest at 6.20% over the LIBOR rate. Thereafter interest is at 6.00% over the LIBOR. NACC monitors the accounts pledged as collateral for the dealer’s borrowings and performs certain due diligence under the participation agreement. It is paid monthly for due diligence services at .000833% of the previous month’s average outstanding loan balance. Loan advances are collateralized by alarm monitoring and service contracts with customers who have satisfactory credit ratings and other assets of the dealer. The dealer is restricted to borrowing not more than 32.5 times the monthly revenue of the pledged contracts, which amount is reduced quarterly by .25 until November 1, 2005. After that date, the maximum that can be outstanding is 29.5 times the revenue of the pledged contracts. The loan matures on February 28, 2006.

As of September 24, 2004, the dealer had borrowed approximately $86.6 million under the loan agreement. In the event of default and foreclosure of the collateral, the lending institution receives the first principal dollars until its 80% position is paid off. NACC then receives any remaining principal dollars until its 20% position is paid off.

National Alarm Computer Center Business Unit,
an Indirectly Owned Business Unit of Tyco International, LTD.

Notes to Financial Statements

Note 5. Defined Contribution Retirement Plan

Employees of NACC that are employed full-time and have completed six months of service are eligible to participate in Tyco’s 401(k) retirement plan. Participants can elect to defer a percentage of their salary through payroll deductions and direct their contributions into different funds established by Tyco. NACC provides for matching contributions in the amount of 100% of the first 3% and 50% up to 5% of salary.

Note 6. Commitments and Contingencies

NACC occupies its facility under a five-year lease that expires on April 30, 2007, if not extended under renewal options. The lease agreement also requires annual increases based upon the Consumer Price Index. Rental expense under the lease was $406,000 during 2004. At September 24, 2004, the future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) were as follows:

Fiscal Years Ending	Amount
2005	$418,000
2006	430,000
2007	235,000
Total minimum lease payments	$1,083,000

In the normal course of business, NACC is subject to claims for damages resulting from allegations of failure to respond to alarm signals it receives from its customers. Damages are limited by contract to $250 for each such failure. In the opinion of management, such obligations will not significantly affect NACC’s financial position or results of operations.

In the event of a default of the loan participation agreement described in Note 4, Tyco would have to foreclose on the collateral and pay the principal lender’s 80% loan position to protect the 20% interest in the loan participation. The maximum amount of 80% exposure to the lender would be $72.8 million if the loan reaches its maximum commitment amount of $91 million.

NACC is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on NACC’s financial position, results of operations or liquidity.

Note 7. Related-party Transactions

Electronic alarm signals from approximately 8,000 of NACC wholesale accounts pass through computers at Tyco. Tyco does not charge for this service, as the cost is minimal. However, Tyco has asked that NACC redirect the signals to NACC’s computers.